EXHIBIT 10.18

This Amendment was prepared

by and when recorded should

be mailed to:

Erika K. Del Duca, Esq.

Milbank, Tweed, Hadley & McCloy LLP

1 Chase Manhattan Plaza

New York, New York 10005

Space above this line for recorder’s use

AMENDMENT OF MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

KNOW ALL PERSONS BY THESE PRESENTS:

THIS AMENDMENT OF MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Amendment”) is made as of the 19th day of May, 2006 by WINCUP HOLDINGS, INC., a Delaware corporation, having an office at c/o Radnor Holdings Corporation, Radnor Financial Center, 150 Radnor Chester Road, Building A, Suite 300, Radnor, Pennsylvania 19087 (the “Mortgagor”), and TENNENBAUM CAPITAL PARTNERS, LLC, having an office at 2951 28th Street, Suite 1000, Santa Monica, California 90405, in its capacity as collateral agent (together with its successors and assigns in such capacity, the “Mortgagee”).

WITNESSETH

WHEREAS, reference is made to the Credit Agreement dated as of December 1, 2005 (the “Original Credit Agreement”) among Radnor Holdings Corporation, as borrower (the “Company”), the Mortgagor, as one of several guarantors, the other Guarantors, the Lenders and the Mortgagee, as agent and collateral agent;

WHEREAS, as security for the promises, terms, conditions, agreements and obligations imposed on the Mortgagor under the Original Credit Agreement and the Other Documents, the Mortgagor executed and delivered to the Mortgagee a Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 1, 2005 and recorded on December 23, 2005 as Document Number R2005-283499 with the Office of the County Recorder in DuPage County of the State of Illinois (the “Existing Mortgage”), which covers the real property described in Exhibit A attached hereto; and

WHEREAS, pursuant to the terms of that certain Amendment No. 1 dated as of April 4, 2006 (as may be further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Amendment No. 1”) among the Company, the Mortgagor, as one

West Chicago, Illinois

of several guarantors, the Guarantors, the Lenders and the Mortgagee, the parties have agreed to amend the Original Credit Agreement to authorize the issuance of additional loans in the amount of Twenty Three Million Five Hundred Thousand Dollars ($23,500,000) (the “Tranche C Loans”), increasing the aggregate principal amount of Indebtedness from Ninety Five Million Dollars ($95,000,000) to One Hundred Eighteen Million Five Hundred Thousand Dollars ($118,500,000); and

WHEREAS, the Mortgagor and the Mortgagee desire to amend, extend and modify the Existing Mortgage, and the liens created thereby, as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the Existing Mortgage shall be hereby amended and modified as follows:

Section 1. Defined Terms. Each capitalized term used herein and not otherwise defined herein shall have the meaning assigned thereto in the Existing Mortgage, as amended by this Amendment, or if not defined therein, in the Original Credit Agreement, as amended by Amendment No. 1. Each reference in the Existing Mortgage to “this Mortgage” shall be deemed to be a reference to the Existing Mortgage, as amended by this Amendment.

Section 2. Modification. The Existing Mortgage is hereby amended as follows:

(a) The first WHEREAS clause is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“WHEREAS, the Lenders (as defined in the Credit Agreement (as defined below)) have extended, at the request of Radnor Holdings Corporation (the “Company”), ninety two million six hundred thousand dollars ($92,600,000) aggregate principal amount of Tranche A Loans (the “Tranche A Loans”), two million four hundred thousand dollars ($2,400,000) aggregate principal amount of Tranche B Loans (the “Tranche B Loans”) and twenty three million five hundred thousand dollars ($23,500,000) aggregate principal amount of Tranche C Loans (the “Tranche C Loans”) (the Tranche A Loans, Tranche B Loans and Tranche C Loans are collectively referred herein as, the “Loans”); the total aggregate principal amount of the Loans not exceeding one hundred eighteen million five hundred thousand dollars ($118,500,000) and which Loans are evidenced by the Tranche A Notes executed by the Company (the “Tranche A Notes”), the Tranche B Notes executed by the Company (the “Tranche B Notes”) and the Tranche C Notes executed by the Company (the “Tranche C Notes”) pursuant to the Credit Agreement, dated December 1, 2005, between the Company, the Company’s subsidiaries that provide guarantees under the Credit Agreement (the “Guarantors”), the Lenders and Tennenbaum Capital Partners, LLC, as agent and collateral agent, as amended by Amendment No. 1, dated as of April 4, 2006 (as amended, the “Credit Agreement”);”;

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(b) The second WHEREAS clause is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“WHEREAS, the Company, the Guarantors, and Mortgagee, as collateral agent, have entered into that certain Tranche A Security Agreement dated as of December 1, 2005 pursuant to which the Company and the Guarantors have granted a security interest in, and undertaken obligations with respect to, certain collateral and other property described therein, as amended by that certain Amendment No. 1 To Tranche A Security Agreement dated as of April 4, 2006 (as amended, the “Tranche A Security Agreement”);”;

(c) The fourth WHEREAS clause is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“WHEREAS, pursuant to the Credit Agreement, the Guarantors have unconditionally guaranteed the repayment of the indebtedness evidenced and represented by the Tranche A Notes and the Tranche C Notes (the “Indebtedness”), as well as the payment, performance, observance and discharge by the Company of all obligations, covenants, conditions and agreements made by the Company to, with, in favor of and for the benefit of Mortgagee or any of the Tranche A Lenders and the Tranche C Lenders (as those terms are defined in the Credit Agreement) under the Credit Agreement and the Other Documents (as defined below);”;

(d) The fifth WHEREAS clause is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“WHEREAS, Mortgagee, the Tranche A Lenders and the Tranche C Lenders, as a condition precedent to the transactions contemplated by the Credit Agreement, have required that Mortgagor execute and deliver this Mortgage in favor of Mortgagee; and”;

(e) The first paragraph of the Granting Clauses is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“NOW, THEREFORE, to secure to Mortgagee (i) the payment or performance and discharge of all sums due under this Mortgage; (ii) the payment or performance and discharge of all terms, conditions and covenants, including the Secured Obligations, set forth in the Credit Agreement and the Other Documents, other than the payment of principal, prepayment premium, if any, and interest on, the Tranche B Loans and the performance of the Guarantors with respect thereto; and (iii) the payment or performance and discharge of all other obligations or indebtedness of Mortgagor, the Company, or the other Guarantors to Mortgagee, Tranche A Lenders or Tranche C Lenders of

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whatever kind or character and whenever borrowed or incurred under the Credit Agreement or the Other Documents, including without limitation, principal, prepayment premium, if any, and interest (as the same may vary in accordance with the terms of the Credit Agreement) on the Tranche A Loans and the Tranche C Loans (but excluding the payment of principal, prepayment premium, if any, and interest on, the Tranche B Loans), fees, late charges and expenses, including attorneys’ fees (subsections (i), (ii) and (iii) collectively, the “Liabilities”), Mortgagor has warranted, mortgaged, granted, conveyed, assigned, remised and released and by these presents DOES HEREBY WARRANT, MORTGAGE, GRANT, CONVEY, ASSIGN REMISE AND RELEASE TO MORTGAGEE, ITS SUCCESSORS AND ASSIGNS FOREVER, AND HEREBY GRANTS A CONTINUING SECURITY INTEREST TO MORTGAGEE IN all of Mortgagor’s right, title and interest now owned or hereafter acquired in and to each of the following (collectively, the “Property”):”;

(f) The references in the fourth grammatical paragraph on page 4 of the Existing Mortgage (i.e., the paragraph beginning with the words “The present principal amount of the Liabilities”) to “$92,600,000” are hereby deleted and “$116,100,000” is substituted therefor;

(g) Section 1 is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“FUTURE ADVANCES; PROTECTION OF PROPERTY. The parties intend that this Mortgage shall secure any additional loans as well as any and all present or future advances and re-advances under the Credit Agreement or any other Liabilities made by Mortgagee, any Tranche A Lender or any Tranche C Lender to or for the benefit of Mortgagor, the Company, the other Guarantors or the Property, including, without limitation: (a) principal, interest, late charges, fees and other amounts due under the Credit Agreement, the Other Documents or this Mortgage; (b) all advances by Mortgagee to Mortgagor or any other person to pay costs of erection, construction, alteration, repair, restoration, maintenance and completion of any Improvements; (c) all advances made or costs incurred by Mortgagee for the payment of real estate taxes, assessments or other governmental charges, maintenance charges, insurance premiums, appraisal charges, environmental inspection, audit, testing or compliance costs, and costs incurred by Mortgagee for the enforcement and protection of the Property or the lien of this Mortgage; and (d) all legal fees, costs and other expenses incurred by Mortgagee by reason of any default or otherwise in connection with the Liabilities. Mortgagor agrees that if, at any time during the term of this Mortgage or following a foreclosure hereof (whether before or after the entry of a judgment of foreclosure), Mortgagor fails to perform or observe any covenant or obligation under this Mortgage including, without limitation,

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payment of any of the foregoing, Mortgagee may (but shall not be obligated to) take such steps as are reasonably necessary to remedy any such nonperformance or nonobservance and provide payment thereof. All amounts advanced by Mortgagee shall be added to the amount secured by this Mortgage (and, if advanced after the entry of a judgment of foreclosure, by such judgment of foreclosure), and shall be due and payable on demand, together with interest at the rate borne by the Tranche A Loans or the Tranche C Loans, as applicable, such interest to be calculated from the date of such advance to the date of repayment thereof.”;

(h) Section 8.3 is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“Foreclosure. Mortgagee may institute any one or more actions of mortgage foreclosure against all or any part of the Property, or take such other action at law, equity or by contract for the enforcement of this Mortgage and realization on the security herein or elsewhere provided for, as the law may allow, and may proceed therein to final judgment and execution for the entire unpaid balance of the Liabilities. The unpaid balance of any judgment shall bear interest at the greater of (a) the statutory rate provided for judgments, or (b) the rate borne by the Tranche A Loans or the Tranche C Loans, as applicable. Without limiting the foregoing, Mortgagee may foreclose this Mortgage and exercise its rights as a secured party for all or any portion of the Liabilities which are then due and payable, subject to the continuing lien of this Mortgage for the balance not then due and payable. In case of any sale of the Property by judicial proceedings, the Property may be sold in one parcel or in such parcels, manner or order as Mortgagee in its sole discretion may elect. Mortgagor, for itself and anyone claiming by, through or under it, hereby agrees that Mortgagee shall in no manner, in law or in equity, be limited, except as herein provided, in the exercise of its rights in the Property or in any other security hereunder or otherwise appertaining to the Liabilities or any other obligation secured by this Mortgage, whether by any statute, rule or precedent which may otherwise require said security to be marshalled in any manner and Mortgagor, for itself and others as aforesaid, hereby expressly waives and releases any right to or benefit thereof. The failure to make any tenant a defendant to a foreclosure proceeding shall not be asserted by Mortgagor as a defense in any proceeding instituted by Mortgagee to collect the Liabilities or any deficiency remaining unpaid after the foreclosure sale of the Property.”;

(i) Section 10.8(g)(ii) is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“All Protective Advances shall be additional Liabilities secured by this Mortgage, and shall become immediately due and payable without notice and with interest thereon from

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the date of the advance thereof, or if later, the date of any notice required under the Mortgage, until paid at the rate borne by the Tranche A Loans or the Tranche C Loans, as applicable;”;

it being the intent of this Amendment that the obligations of the Mortgagor under the Credit Agreement shall be entitled to the benefits and collateral security under the Existing Mortgage as fully as if such obligations had been incurred under the Original Credit Agreement as originally in effect.

Section 3. Confirmation and Restatement. The Mortgagor, in order to continue to secure the payment of the Liabilities, hereby confirms and restates (a) the grant of a mortgage pursuant to the Existing Mortgage to the Mortgagee with respect to the Property and (b) the grant pursuant to the Existing Mortgage of a security interest in the Service Equipment. Nothing contained in this Amendment shall be construed as (a) a novation of the Liabilities or (b) a release or waiver of all or any portion of the grant of a mortgage to the Mortgagee with respect to the Property or the grant to the Mortgagee of a security interest in the Service Equipment pursuant to the Existing Mortgage.

Section 4. Representations and Warranties. The Mortgagor hereby represents and warrants that the representations and warranties made by it in the Existing Mortgage are true and complete in all material respects on and as of the date hereof as if made on and as of the date hereof.

Section 5. Covenants. The Mortgagor hereby covenants and agrees to perform each and every duty and obligation of the Mortgagor contained in the Existing Mortgage as amended by this Amendment.

Section 6. Effectiveness. This Amendment shall be effective as of the day and year first written above upon its execution and delivery by the Mortgagor. Except as herein provided, the Existing Mortgage shall remain unchanged and in full force and effect.

Section 7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Amendment has been duly executed by the Mortgagor as of the day and year first above written.

MORTGAGOR:

WINCUP HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael T. Kennedy
Name:	Michael T. Kennedy
Title:	President

AGREED TO AND ACCEPTED:

TENNENBAUM CAPITAL PARTNERS, LLC, as collateral agent for the Lenders

By:	/s/ José Feliciano
Name:	José Feliciano
Title:	Partner

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[Mortgagor]

COMMONWEALTH OF PENNSYLVANIA	)
	)	SS.
COUNTY OF DELAWARE	)

I, Susan E. Dear, a notary public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that Michael T. Kennedy personally known to me to be the President of WINCUP HOLDINGS INC. and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as such President, she/he signed and delivered the said instrument and caused the seal of said entity be affixed thereto, pursuant to authority given to him/her by the by-laws of such entity as his/her free and voluntary act, for the uses and purposes therein set forth.

GIVEN under my hand and official seal this 16th day of May, 2006.

/s/ Susan E. Dear
Notary Public

Commission expires January 8, 2009.	Notarial Seal
Susan E. Dear, Notary Public
Bethel Twp., Delaware County
My Commission Expires January 8, 2009

West Chicago, Illinois

[Mortgagee]

STATE OF CALIFORNIA	)
	)	SS.
COUNTY OF LOS ANGELES	)

I CERTIFY that José Feliciano, the Partner of Tennenbaum Capital Partners, LLC, a limited liability company, as collateral agent, personally appeared before me, who is known to me or satisfactorily proven to be the person who signed the foregoing instrument and acknowledged that he/she was authorized to execute the same on behalf of said limited liability company in such capacity.

GIVEN under my hand and official seal this 18th day of May, 2006.

/s/ Leng Ky Vuong
Notary Public

Commission expires June 29, 2007.	Leng Ky Vuong
Comm. # 1427303
Notary Public – California
Los Angeles County
Comm. Exp. June 29, 2007

West Chicago, Illinois

Exhibit A

Legal Description

Lot 1 in West Chicago Industrial Center Second Consolidation Plat, a Resubdivision of Lots 3 and 4 in West Chicago Industrial Center Resubdivision, a Subdivision of parts of Section 32, Township 40 North, Range 9, East of the Third Principal Meridian, according to the Plat thereof recorded March 28, 1983 as Document Number R83-16724 and Certificate of Correction recorded March 30, 1983, as Document Number R83-17509, in DuPage County, Illinois.

The above description is shown on a Survey prepared by Webster, McGrath & Ahlberg Ltd., Consulting Engineers, dated November 30, 1995, last revised January 16, 1996, entitled “James River Paper Company, Inc., West Chicago, Illinois, Job Number 35733.”

Being the same premises conveyed to Wincup Holdings, Inc., a Delaware corporation by deed dated January 20, 1996 from James River Paper Company, Inc., a Virginia corporation, as successor by merger for Jacobs River-Newark, Inc., a Delaware corporation, as successor by merger to James River-Handi Kup, Inc., a Virginia corporation, and recorded in the office of the Recorder of Deeds in and for DuPage County, Illinois, on February 13, 1996, as document No. R96-023419.

West Chicago, Illinois